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                               December 30, 1996


Reserve Institutional Trust
810 Seventh Avenue
New York, New York  10019

Dear Sirs:

         We have acted as counsel for Reserve Institutional Trust, a Massachusetts business trust (the "Company"), in connection with the preparation of post-effective amendment number 27 to the Company's registration statement on Form N-1A (file no. 332-70831) under the Investment Company Act of 1940 and the Securities Act of 1933.

         As counsel for the Company, we have assisted in the preparation of said post-effective amendment relating to shares of beneficial interest of the Company and have examined and relied upon such records of the Company and such other documents we have deemed to be necessary to render the opinion expressed herein. Based on such examination, we are of the opinion that:

                 (i) The Company is a business trust duly organized and existing under the laws of the State of Massachusetts;

                 (ii) The Company is authorized to issue an unlimited number of full and fractional shares of beneficial interest, which shares are divided among the four series referred to in said post-effective amendment, and that such shares have been duly and validly authorized by all requisite action of the Directors of the Company, and no action of the shareholders is required in such connection; and

                 (iii) Assuming that the Company or its agent receives consideration for such shares in accordance with the terms of the prospectus forming a part of the Company's registration statement and the provisions of its Declaration of Trust, the shares will be legally and validly issued and will be fully paid and non-assessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Company's registration statement for the registration under the Securities Act of 1933 of an indefinite number of shares of the Company, and to the use of our name in the prospectus and statement of additional information contained therein, and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                   Very truly yours,

                                                   Dechert Price & Rhoads